UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2020

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Application for a 45-day extension of the filing deadline of the 10-K.

Power Solutions International, Inc. (the “Company”) seeks an extension of 45 days to file its annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), based on the Securities and Exchange Commission (the “SEC”) Order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), set forth in Release No. 34-88465, issued March 25, 2020 (the “Modified Order”), which authorizes the SEC to exempt, either conditionally or unconditionally, any person, security or transaction, or any class or classes of persons, securities, or transactions, from any provision or provisions of the Exchange Act or any rule or regulation thereunder, to the extent that such exemption is necessary or appropriate in the public interest, and is consistent with the protection of investors. The Modified Order supersedes SEC Release No. 34-88318, issued March 4, 2020 (the “Original Order”).

As a result of the novel coronavirus (“COVID-19”) pandemic, restrictions to everyday activities throughout the United States and abroad have resulted in a significant disruption to the Company’s operations. The disruptions in transportation, staffing, and technology systems, which have occurred over the last week to both the Company and the Company’s professional advisors have resulted in limited support from the Company’s staff and professional advisors. In particular, COVID-19 has caused disruptions in the Company’s day-to-day activities and impaired the Company’s ability to perform necessary work on its Annual Report. This, in turn, has delayed the Company’s ability to complete the Annual Report. Notwithstanding the foregoing, the Company expects to file the Annual Report no later than May 14, 2020 (which is 45 days from the Annual Report’s original filing deadline of March 30, 2020).

Due to these special circumstances, the Company seeks the 45-day relief period in filing the Annual Report. The Company believes it will be able to meet its obligation to file by the end of the 45-day relief period, and the reason the Annual Report cannot be filed timely does not relate to the inability of any person, other than the Company, to furnish any required opinion, report or certification.

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its Annual Report, as may be updated to reflect subsequent events impacting the Company:

The Company is unable to predict the impact of COVID-19 on the Company including its business, results of operations and financial condition.

Any outbreaks of contagious diseases and other adverse public health developments could have a material and adverse effect on the Company’s business, results of operations and financial condition. The recent outbreak of COVID-19, which was declared by the World Health Organization in March 2020 to be a pandemic, has resulted in significant governmental measures being implemented to control the spread of the virus, including quarantines, travel restrictions, business shutdowns and restrictions on the movement of people in the United States and abroad. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but its overall ability to react timely to mitigate the impact of this event. Additionally, several of the Company’s key suppliers are in China, where the illness caused by COVID-19 was first identified. Depending on the severity and longevity of the COVID-19 pandemic, the Company’s business, employees, customers, suppliers and stockholders may experience a significant negative impact. As such, the impact COVID-19 may have on the Company’s business, results of operations and financial condition cannot be reasonably estimated at this time, but the impact may be material. In addition, due to the speed with which the COVID-19 situation is developing and evolving, there is uncertainty around its ultimate impact on public health, business operations and the overall economy; therefore, the negative impact on the Company’s business, results of operations and financial condition cannot be reasonably estimated at this time, but the impact may be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: March 30, 2020	By:	/s/ Charles F. Avery, Jr.
	Name:	Charles F. Avery, Jr.
	Title:	Chief Financial Officer